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                                                                   Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 15, 2001 relating to the financial statements, which appears in Anworth Mortgage Asset Corporation's Annual Report on Form 10-K for the year ended December 31, 2000, as amended. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/  PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

Los Angeles, California
January 30, 2002